                                                                    EXHIBIT 99.1

                          CONSENT OF DIRECTOR NOMINEE

To SL Green Realty Corp.:

    Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of SL Green Realty Corp. (the "Company") on Form S-11, and amendments thereto, which indicate that I have accepted a nomination to become a director of the Company subsequent to the closing of the Company's initial public offering.

                                           /s/ Edwin T. Burton, III

Dated: June 10, 1997